Exhibit 3.30

The Commonwealth Massarhusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)
ARTICLE I
The exact name of the corporation is:
Allied Acquisition Two, Inc.
ARTICLE II
The purpose of the corporation is to engage in the following business activities:
The Purpose Of This Corporation Is To Engage In Non-hazardous Waste
Management. Notwithstanding the foregoing, the purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Massachusetts Business
Corporation Law.

Note:	If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 xll sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

(MASS. — 1635 — 10/11/95)

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:	1,000	$0.01

Preferred:		Preferred:
ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.
ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:
ARTICLE VI

**	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

**	If there are no provisions state “None”.

Note:	The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment:

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.
ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.
a.	The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: c/o C T Corporation System, 2 Oliver Street, Boston, Massachusetts 02109
b.	The name, residential address and post office address of each director and officer of the corporation is as follows:

NAME		RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Bob Deak

Treasurer.	Tom Rochford

Clerk:	Thomas K. Kohoe

Directors:	Thomas H.
VanWeelden
Daniel J. Ivan
Larry D. Henk
c.	The fiscal year (i.e. tax year) of the corporation shall end on the last day of the month of: December
d.	The name and business address of the resident agent, if any, of the corporation is: CT CORPORATION SYSTEM 2 Oliver Street, Boston, Massachusetts 02109
ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.
IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporation(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provision of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 22 day of August, 1999.
/s/ Dennis J. Cavin
Dennis J. Cavin
208 S. Lasulle
Chicago, Illinois 60604
Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.
(MASS. — 1635)

EXHIBIT A
NAMES AND ADDRESSES OF OFFICERS AND DIRECTORS
OF ALLIED ACQUISITION TWO, INC.

OFFICERS		DIRECTORS
President	Robert F. Deak	Director	Thomas M. Van Weelden
	475 Cipey Lane		10015 East Adele Court
	Youngstown, Ohio 44504		Scottadale, AZ 85255

Treasurer	Tom Rochford	Director	Daniel J. Ivan
	[ILLEGIBLE] East Thunderbird Road		4650 East LaMiranda Way
	Apartment *267		Phoenix, AZ 85044
Deotcadala, AZ S5260

Clerk	Thomas K. Kehoe	Director	Larry D. Hank
	3837 West 127th Street		11821 North 96th Place
	Alsip, Illinois 60803		Scottsdale, AZ 85260